WESTERN ASSET INTERMEDIATE MUNI FUND INC.

ARTICLES OF AMENDMENT

      Western Asset Intermediate Muni Fund Inc., a Maryland corporation (the "Corporation"), hereby certifies to the State
Department of Assessments and Taxation of Maryland (the "SDAT") that:

      FIRST: The Articles of Amendment, as filed with, and accepted for record by, the SDAT on November 14, 2011, and constituting a part of the charter of the Corporation (the
"Charter"), are hereby amended as follows:

      The definition of "Fitch Criteria" is hereby deleted in its entirety and the following shall be substituted in its place:

      "Fitch Criteria" shall mean the Closed-End Fund
Criteria Report issued by Fitch entitled "Rating Closed-End
Fund Debt and Preferred Stock" dated August 14, 2013, as adopted by resolution of the Board of Directors of the Fund, or any such amendment thereto or restatement thereof as may be adopted by a resolution of the Board of Directors of the Fund, in its sole and absolute discretion and without shareholder approval, from time to time to reflect revised criteria issued by Fitch, as permitted by the Charter.

      SECOND: The foregoing amendment to the Charter was unanimously approved by the Board of Directors of the Corporation, without shareholder approval, as permitted by the Charter.

      THIRD: The undersigned Chairman, President and Chief Executive Officer of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Chairman, President and Chief Executive Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.


[SIGNATURES APPEAR ON FOLLOWING PAGE]


IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed under seal in its name and on its behalf by its Chairman, President and Chief Executive
Officer and attested to by its Assistant Secretary on this ____ day of October, 2014.


ATTEST:					WESTERN ASSET INTERMEDIATE
MUNI FUND INC.
By:__________________________
	By:_______________________________
      George P. Hoyt					      Kenneth D.
Fuller
      Assistant Secretary				      Chairman,
President and
							      Chief Executive Officer


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